Exhibit 3.910

FILED
In the office of the Secretary of State
of the State of California

NOV 9 1978

MARCH FONG EU, Secretary of State

By	[ILLEGIBLE]

Deputy
ARTICLES OF INCORPORATION

OF

RICHELLA CORPORATION
 I
     The name of the corporation is RICHELLA CORPORATION.
II
     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.
III
     The name and address in the State of California of this corporation’s initial agent for service of process is:
     Jay P. Sanders, 1211 Newell Avenue, Suite 200, Walnut Creek, California 94596.
IV
     This corporation is authorized to issue only one class of shares of stock. The total number of shares which the corporation is authorized to issue is one thousand (1,000).
     Dated: November 9, 1978.

/s/ Jay P. Sanders

JAY P. SANDERS
     I hereby declare that I am the person who executed the above Articles of Incorporation, and such instrument is my act and deed.

/s/ Jay P. Sanders

JAY P. SANDERS

FILED
In the office of the Secretary of State
of the State of California

JAN 23 1979
MARCH FONG EU, Secretary of State

By	[ILLEGIBLE]

Deputy
CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION
     RICHARD GRANZELLA and PINA BARBIERI certify that:
     1. They are the President and the Secretary, respectively, of RICHELLA CORPORATION, a California Corporation.
     2. Article I of the Articles of Incorporation of this corporation is amended to read as follows:
“The name of this corporation is SOLANO GARBAGE COMPANY.”
     3. The foregoing amendment of Articles of Incorporation has been duly approved by the board of directors.
     4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 900. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

/s/ Richard Granzella

RICHARD GRANZELLA, President

/s/ Pina Barbieri

PINA BARBIERI, Secretary
     The undersigned declare under penalty of perjury that the matters set forth in the foregoing certificate are true of their own knowledge.

     Executed at Richmond, California, on January 16, 1979.

/s/ Richard Granzella

RICHARD GRANZELLA

/s/ Pina Barbieri

PINA BARBIERI

2.